UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 29, 2006

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29098	33-0502730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On December 4, 2006, BPZ Energy, Inc. (“BPZ”) issued a press release providing an update on its financing and drilling activities.  The press release includes an announcement that the International Finance Corporation’s (“IFC’s”) Credit Committee approved the Company’s $120 million financial package on November 29, 2006, which includes an anticipated investment of $19.5 million by IFC in BPZ’s common stock.  The Company and the IFC have executed a non-binding term sheet delineating the key terms and conditions for IFC’s $19.5 million equity contribution, which would consist of a private placement of 6.5 million common shares of the Company to IFC at a price of $3 per share.  The balance of the financing package is expected to be debt financing by IFC and other lenders in syndication with IFC.  The financing is subject to completion of IFC’s due diligence review, negotiation and preparation of final documentation and final approval by IFC’s Board.  A copy of the press release dated December 4, 2006 is furnished as Exhibit 99.1 to this report.

Item 9.01.              Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated December 4, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: December 5, 2006	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos VP Finance and Chief Accounting Officer
	Title:	(Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated December 4, 2006, and furnished with this report.